Exhibit 10.7

REAFFIRMATION AND RATIFICATION AGREEMENT

August 22, 2006

Laurus Master Fund, Ltd.
c/o Laurus Capital Management LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is made to (a) the Master Security Agreement, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “Master Security Agreement”) by and among Flagship Patient Advocates, Inc. (f/k/a Flagship Healthcare Management, Inc.), a Delaware corporation (“Flagship”), Patients & Physicians, Inc. (f/k/a Finity Holdings, Inc.), a Delaware corporation (“Patients”), and Laurus Master Fund, Ltd. (“Laurus”), (b) the Intellectual Property Security Agreement, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “IP Security Agreement”), between Flagship and Laurus, (c) the Intellectual Property Security Agreement, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “Patients IP Security Agreement”), between Patients and Laurus, and (d) the Subsidiary Guaranty, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “Guaranty”), made by Patients in favor of Laurus (the Master Security Agreement, the IP Security Agreement, the Patients IP Security Agreement and the Guaranty, each a “January 2006 Agreement” and collectively, the “January 2006 Agreements”).

To induce Laurus to enter into the Amended and Restated Securities Purchase Agreement dated as of the date hereof by and among Flagship, Patients and Laurus (as amended, restated, modified or supplemented from time to time, the “Purchase Agreement”), and to satisfy their obligations under the Post Closing Letter, dated as of January 30, 2006, between Laurus and Flagship, each of the undersigned hereby:

(a)  represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement; such Related Agreements collectively with the Purchase Agreement, the “August 2006 Agreements”);

(b)  acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the January 2006 Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the August 2006 Agreements;

(c)  acknowledges, ratifies and confirms that (i) the defined term “Obligations” under each of the Guaranty, the Master Security Agreement, the IP Security Agreement and the Patients IP Security Agreement includes, without limitation, all obligations and liabilities of each of Flagship and Patients under the August 2006 Agreements and all other obligations and liabilities of each of the undersigned to Laurus (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”), (ii) all of the Obligations are secured by the Security Interest Grants (as defined below) and (iii) all of the Obligations benefit directly from all guaranties included in the January 2006 Agreements;

(d)  acknowledges and confirms that (i) the occurrence of an Event of Default under any of the August 2006 Agreements shall constitute an Event of Default under the January 2006 Agreements and (ii) the occurrence of an Event of Default under any of the January 2006 Agreements shall constitute an Event of Default under the August 2006 Agreements;

(e)  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the January 2006 Agreements;

(f)  acknowledges, ratifies and confirms (i) the grant by each undersigned to Laurus of a security interest and lien in the assets of each undersigned as more specifically set forth in the January 2006 Agreements and the August 2006 Agreements, as applicable (the “Security Interest Grants”) and (ii) that the Security Interest Grants (A) shall not be impaired, limited or affected in any manner whatsoever by the effectiveness of the August 2006 Agreements and (B) secure all Obligations; and

(g)  releases, remises, acquits and forever discharges Laurus and Laurus’ employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the January 2006 Agreements, the August 2006 Agreements and any other document, instrument or agreement made by any of the undersigned in favor of Laurus.

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This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

PATIENTS & PHYSICIANS, INC.

By:   /S/ Fred F. Nazem
Name: Fred F. Nazem
Title: CEO
Address: 432 Park Avenue South, 13th Fl.
New York, NY 10016

FLAGSHIP PATIENT ADVOCATES, INC.

By:   /S/ Fred F. Nazem
Name: Fred F. Nazem
Title: CEO
Address: 432 Park Avenue South, 13th Fl.
New York, NY 10016

ACCEPTED AND AGREED TO:

LAURUS MASTER FUND, LTD.

By:   /S/ David Grin
Name: David Grin
Title: Director